UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500
Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 9, 2006, Odyssey HealthCare, Inc. (together with its subsidiaries, the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing, among other things, a reduction in the loss from discontinued operations previously reported by the Company for the second quarter ended June 30, 2006. The Company previously announced in a press release dated July 31, 2006, that it recognized a loss from discontinued operations of $7.4 million, net of income tax, related to the sale of its Salt Lake City hospice program. Due to a reduction of this charge for discontinued operations for the reason stated in the press release, the Company’s net income for the second quarter of 2006 has been revised to $6.5 million, or $0.19 per diluted share, versus the net loss of $0.6 million, or $0.02 per diluted share, previously reported. The Company’s income from continuing operations of $6.8 million, or $0.20 per diluted share, for the second quarter of 2006 was not affected.
Limitation on Incorporation by Reference
In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 2.02, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release dated August 9, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: August 9, 2006	By:	/s/ Douglas B. Cannon Douglas B. Cannon
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 9, 2006.